Exhibit 24.1

    IBM
   New Orchard Road
   Armonk, NY 10504

      February 10, 2015

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby delegate to each of the following individuals, whose signatures appear below, to sign and file on behalf of James W. Owens, member of the Board of Directors of IBM, any Securities and Exchange Commission
forms or documents in connection with any transactions by James W. Owens in IBM securities, including without limitation Form 3, Form 4, Form 5, or Form 144 under the Act.

E. Barth  _____________/s/ E. Barth___________________

J. Bell   _____________/s/ J. Bell____________________

P. Charouk  _____________/s/ P. Charouk_________________

M. Clemens  _____________/s/ M. Clemens_________________

C. A. Hall  _____________/s/ C. A. Hall_________________

G. A. Kuehnel  _____________/s/ G. A. Kuehnel______________

L. M. Lalli  _____________/s/ L. M. Lalli________________

L. Mallardi  ____________/s/ L. Mallardi_________________

This authorization shall remain in effect for as long as James W. Owens remains a member of the IBM Board of Directors.

    Very truly yours,

    /s/ Christina M. Montgomery

    Christina M. Montgomery
    Vice President, Assistant General Counsel
    and Secretary